EXHIBIT 99.1

MINUTES OF SPECIAL MEETING OF THE BOARD OF DIRECTORS

OF VISIUM TECHNOLOGIES, INC.

(A Florida Corporation)

Date: April 7, 2026

Time: 11:00 a.m. Eastern Daylight Time

Location: Held via teleconference at the Company’s principal executive offices, 4094 Majestic Lane, Suite 360, Fairfax, Virginia 22033, with all directors participating remotely in accordance with Article III, Section 4 of the Company’s Amended and Restated Bylaws and Fla. Stat. § 607.0820.

Directors Present:  Mark Lucky, Principal Executive Officer, Chief Executive Officer / Chief Financial Officer

Directors Absent: None.

Quorum: A quorum of the Board was present, as required by Article III, Section 3 of the Bylaws and Fla. Stat. § 607.0824.

Call to Order: The meeting was called to order by Mark Lucky at 1:00 pm EDT. The Secretary confirmed that proper notice had been given in accordance with the Bylaws and Florida law.

1. Acceptance of Director Resignations

The Board reviewed written resignations tendered by Paul Anthony Favata and Thomas Grbelja, each resigning from all positions held with the Company, including (i) Independent Director of the Board, (ii) member of the Audit Committee, (iii) member of the Compensation Committee, and (iv) member of the Nominating and Corporate Governance Committee, effective immediately.

RESOLUTION:

IT WAS UNANIMOUSLY RESOLVED that the resignations of Messrs. Favata and Grbelja are hereby accepted effective April 7, 2026. The Board expressly records that these resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices (consistent with Item 5.02 of Form 8-K). These resignations form part of the Company’s board refresh in connection with the strategic restructuring and acquisition transactions announced in the Letter of Intent dated March 29, 2026. The officers are authorized and directed to file a Current Report on Form 8-K disclosing these resignations under Item 5.02 and to take all necessary actions to update the Company’s governance records.

2. Authorization and Filing of Certificates of Designation for Series A and Series B Convertible Preferred Stock

The Board reviewed the historical designations of Series A and Series B Convertible Preferred Stock originally adopted under statutory continuity in April 2016 under the Company’s predecessor Nevada entity and confirmed that identical terms must now be formally, ratified and designated and duly filed under Florida law following the Company’s reincorporation.

The Board further reviewed the form of (i) Certificate of Designation of Series A Convertible Preferred Stock and (ii) Certificate of Designation of Series B Convertible Preferred Stock, each to be filed with the Florida Department of State, Division of Corporations pursuant to Fla. Stat. §§ 607.0602 and 607.1006.

RESOLUTION:

IT WAS UNANIMOUSLY RESOLVED that the Board hereby approves, adopts, and authorizes the immediate filing with the Florida Department of State, Division of Corporations, of:

(a) the Certificate of Designation of Series A Convertible Preferred Stock (attached hereto as Exhibit A), designating up to 50,000,000 shares, par value $0.001 per share, stated value $750.00 per share, senior ranking as to dividends and liquidation, liquidation preference of $750.00 per share, and conversion rights identical to the historical 2016 terms (one-to-one into common stock, subject to the variable conversion price adjustment mechanism when the common stock trades below $0.10 per share, resulting in an effective conversion price of $0.035 per share and an effective ratio of approximately 21,428.57 common shares per Series A share, subject to standard anti-dilution adjustments); and

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(b) the Certificate of Designation of Series B Convertible Preferred Stock (attached hereto as Exhibit B), designating up to 30,000,000 shares, par value $0.001 per share, stated value $375.00 per share, pari passu with Series A as to liquidation, and conversion rights identical to the historical 2016 terms (300 shares of Series B convertible into one share of common stock, subject to standard anti-dilution adjustments and with no variable conversion price floor).

FURTHER RESOLVED that the filing of these Certificates of Designation constitutes an amendment and ratification to the Company’s Articles of Incorporation in accordance with Fla. Stat. § 607.1006; that the officers of the Company are hereby authorized and directed to execute, acknowledge, and file the Articles of Amendment (in the form attached as Exhibit C) and any other documents necessary to effectuate the foregoing; and that the officers are authorized to take all actions necessary or appropriate to carry out the intent of this resolution.

3. Cancellation of Series C Preferred Stock and Related Actions

RESOLUTION:

IT WAS UNANIMOUSLY RESOLVED that, pursuant to the Board’s authority under Fla. Stat. § 607.0602 and the Company’s governing documents, the Series C Convertible Preferred Stock (zero shares issued and outstanding) is hereby cancelled in its entirety, any associated Certificate of Designation is revoked and nullified, and any prior references to Series C are redesignated as Series F Preferred Stock (terms to be determined by future Board resolution). This action eliminates residual governance overhang and has no effect on issued and outstanding securities.

4. Adoption of Mandatory Conversion Gates as Company Policy

The Board reviewed the nonexistent NV / FL legacy records issue (s) from the Corporation’s prior Nevada / Florida corporate history regarding its re-domiciliation / re-jurisdiction transaction’s missing elements, including but not limited to;

•	No Plan of Conversion/Domestication. NRS § 92A.105(2) and FBCA § 607.11920(3) mandate a detailed Plan specifying the manner of reclassification of shares, post-conversion articles/bylaws, and all terms. None was filed with the Nevada Secretary of State as Articles of Conversion (NRS § 92A.205) or with the Florida Department of State as a Certificate of Domestication (FBCA § 607.11922).

•	Moot - No board/shareholder approvals tied to conversion.

•	No Form 8-K Item 5.06 (or even Item 5.03) disclosure. A material change in corporate structure required current reporting; none was filed.

•	No continuity-preserving filings. The resulting Florida entity should have been deemed to commence existence on the original 1987 Nevada date (NRS § 92A.250; FBCA § 607.11924). Instead, the Nevada dissolution created a new Florida corporation, thus breaking the chain.

•	Later 10-K/10-Q “Organization” footnotes (e.g., the December 31, 2025 10-Q) state “a Florida corporation that was originally incorporated in Nevada in October 1987” without disclosing dissolution or transfer mechanics.

To protect the Company and its shareholders against unauthorized conversions and regulatory exposure, the Board determined it is in the best interests of the Company to adopt procedural mechanisms as official, mandatory Company policy and Transfer Agent instructions.

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RESOLUTION:

IT WAS UNANIMOUSLY RESOLVED that the following procedural gating mechanisms (the “Conversion Gates”) are hereby adopted as official Company policy and mandatory conditions precedent to any conversion of Series A or Series B Preferred Stock into common stock (or any transfer, book-entry movement, or other action involving such series of preferred shares). These Gates are cumulative, non-waivable absent a formal Board resolution applicable to all holders, and the Board’s (or its designee’s) determination of satisfaction is conclusive and binding absent manifest error. Failure to satisfy renders any purported conversion or action null and void ab initio:

(i) conclusive documentary proof that the shares were issued under verified CoD Fla (i.e., issued or ratified pursuant to the Certificate of Designation filed with the Florida Department of State on April 7, 2026, and verified by the Company’s transfer agent and counsel);

(ii) conclusive documentary proof of original 2016 payment;

(iii) notarized subscriber affidavit confirming beneficial ownership and subscription compliance;

(iv) holder-funded forensic audit of chain of title by a Corporation-selected expert;

(v) final, non-appealable Palm Beach County, Florida declaratory judgment confirming conversion rights free of any claims or defenses;

(vi) 150% performance bond guaranteeing indemnity against dilution or regulatory claims;

(vii) execution of a Corporation-approved lock-up/leak-out agreement;

(viii) satisfactory legal opinion of holder’s counsel confirming chain of title and no violation of securities laws or Company agreements;

(ix) reimbursement of all Corporation out-of-pocket costs (including transfer-agent and counsel fees);

(x) confirmation of no past or present violation of standstill, voting, or related covenants; and

(xi) satisfaction of any additional reasonable Board-adopted procedures noticed 30 days in advance.

FURTHER RESOLVED that the officers of the Company and the Company’s transfer agent, Madison Stock Transfer, Inc., are hereby directed to enforce the Conversion Gates strictly and to issue immediate written instructions to the transfer agent prohibiting issuance of common stock upon any purported conversion unless the Board (or its designee) has confirmed in writing that all eleven Gates have been fully satisfied. The Company shall execute the Affidavit of Transfer Agent (in the form presented to the Board and attached as Exhibit D) to memorialize these instructions and the transfer agent’s agreement to maintain only a placeholder aggregate ledger for the Series A and Series B Preferred Stock.

5. Ratification, Authorization of 8-K Filing, and General Authority

RESOLUTION:

IT WAS UNANIMOUSLY RESOLVED that all actions previously taken by the officers of the Company in furtherance of the foregoing matters are hereby ratified, confirmed, and approved; that the officers are authorized and directed to file a Current Report on Form 8-K under Items 5.03, 3.03, 5.02, and 9.01 (and any other applicable items), attaching as exhibits the Certificates of Designation (Exhibits 3.1 and 3.2), these Minutes (Exhibit 99.1), the Transfer Agent Affidavit, the legal opinion of counsel regarding enforceability of conversion rights, and any other required documents; and that the officers are granted full power and authority to take any and all further actions deemed necessary or advisable to implement the foregoing resolutions and to comply with all applicable federal securities laws and Florida corporate law.

There being no further business, the meeting was adjourned at 11:45 a.m. EDT.

Approved and Adopted:

By:
Mark Lucky, Chairman

Date: April 7, 2026

EXHIBITS ATTACHED TO MINUTES:

A – Certificate of Designation – Series A

B – Certificate of Designation – Series B

C – Articles of Amendment

D – Affidavit of Transfer Agent (April 7, 2026)

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